SUB-ITEM 77Q1: Exhibits
(e) Copies of any new or amended Registrant investment advisory contracts
Investment Management Agreement between Hartford Funds Management Company, LLC and Hartford Series Fund, Inc., dated January 1, 2013 was previously filed with the SEC as exhibit d.(i) to Post-Effective Amendment No. 99 to the Registrant’s Registration Statement on Form N-1A filed with the SEC on February 15, 2013 (SEC Accession No. 0001104659-13-011277) and incorporated herein by reference.
Investment Management Agreement (American Funds Asset Allocation HLS Fund, American Funds Blue Chip Income & Growth HLS Fund, American Funds Bond HLS Fund, American Funds Global Bond HLS Fund, American Funds Global Growth & Income HLS Fund, American Funds Global Growth HLS Fund, American Funds Global Small Cap HLS Fund, American Funds Growth HLS Fund, American Funds Growth-Income HLS Fund, American Funds International HLS Fund, American Funds New World HLS Fund) between Hartford Funds Management Company, LLC and Hartford Series Fund, Inc., dated January 1, 2013 was previously filed with the SEC as exhibit d.(ii) to Post-Effective No. 99 to the Registrant’s Registration Statement on Form N-1A filed with the SEC on February 15, 2013 (SEC Accession No. 0001104659-13-011277) and incorporated herein by reference.
Form of Investment Sub-Advisory Agreement with Wellington Management Company, LLP dated January 1, 2013 was previously filed with the SEC as exhibit d.(iii) to Post-Effective No. 99 filed on February 15, 2013 (SEC Accession No. 0001104659-13-011277) and incorporated herein by reference.
Form of Investment Sub-Advisory Agreement with Hartford Investment Management Company dated January 1, 2013 was previously filed with the SEC as exhibit d.(iv) to Post-Effective No. 99 filed on February 15, 2013 (SEC Accession No. 0001104659-13-011277) and incorporated herein by reference.